                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         SEACHANGE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

            The Board of Directors of SeaChange International, Inc.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement no.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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

                         SEACHANGE INTERNATIONAL, INC.
                               124 Acton Street
                         Maynard, Massachusetts 01754

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 17, 2001

  The Annual Meeting of Stockholders of SeaChange International, Inc. will be held at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, on Tuesday, July 17, 2001 at 9:30 a.m., local time, to consider and act upon each of the following matters:

  1. To elect two (2) members to the Board of Directors, each to serve for a three-year term as a Class II Director.

  2. To approve an increase in the number of shares of Common Stock, $.01 par value, available for issuance under the Amended and Restated 1995 Stock Option Plan of SeaChange from 4,800,000 to 9,200,000 shares.

  3. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on May 25, 2001, the record date fixed by the Board of Directors for such purpose.

                                          By Order of the Board of Directors

                                          William L. Fiedler
                                          Chief Financial Officer, Secretary,
                                          Treasurer and Vice President,
                                          Finance and Administration

Maynard, Massachusetts
May 31, 2001

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                         SEACHANGE INTERNATIONAL, INC.
                               124 Acton Street
                         Maynard, Massachusetts 01754

                               ----------------

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 17, 2001

                               ----------------

                                 May 31, 2001

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SeaChange International, Inc. for use at the Annual Meeting of Stockholders to be held at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110 on Tuesday, July 17, 2001 at 9:30 a.m. and at any adjournments thereof. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the President or Assistant Secretary of SeaChange; or (ii) attending the Annual Meeting and voting in person.

  Only stockholders of record as of the close of business on May 25, 2001, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments thereof. As of May 25, 2001, there were an aggregate of 22,839,055 shares of common stock, par value $.01 per share, of SeaChange outstanding and entitled to vote. Each share is entitled to one vote.

  The persons named as proxies, William C. Styslinger, III and William L. Fiedler, were selected by the Board of Directors and are officers of SeaChange. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under "Voting Procedures." Any stockholder giving a proxy has a right to withhold authority to vote for any individual nominee to the Board of Directors by so marking the proxy in the space provided therein.

  The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

  SeaChange's Annual Report containing financial statements for the fiscal year ended January 31, 2001 is being mailed together with this Proxy Statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about June 13, 2001.

                                  PROPOSAL I

                             ELECTION OF DIRECTORS

  Pursuant to SeaChange's Amended and Restated By-Laws, as amended, the Board of Directors of SeaChange is divided into three classes. There is one director currently serving in each of Class I and Class III, and two directors serving in Class II. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. Each of the Class II Director's term will expire at this Annual Meeting. All directors will hold office until their successors have been duly elected and qualified. Prior to the Annual Meeting, William C. Styslinger, III was the Class I Director; Martin R. Hoffmann and Thomas F. Olson were the Class II

Directors; and Carmine Vona was the Class III Director. The nominees for the Class II Directors are Martin R. Hoffmann and Thomas F. Olson, both of whom are currently serving as the Class II Directors of SeaChange. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted for their election. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person or persons, or for fixing the number of directors at a lesser number.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEES LISTED BELOW

  The following table sets forth, for the nominees to be elected at the meeting and for each director whose term of office will extend beyond the meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with SeaChange, the year each nominee's or director's term will expire and the class of director of each nominee or director.

    Nominee's or Director's
         Name and Year
      Nominee or Director                                          Year Term  Class of
     First Became Director             Position(s) Held           Will Expire Director
    -----------------------            ----------------           ----------- --------
Nominees:
Martin R. Hoffmann (1995)...  Director                               2004(1)     II
Thomas F. Olson (2001)......  Director                               2004(1)     II

Continuing Directors:
William C. Styslinger, III    President, Chief Executive Officer,    2003        I
 (1993).....................  Chairman of the Board and Director
Carmine Vona (1995).........  Director                               2002       III

--------
(1) Assumes election of the Class II Director at the Annual Meeting.

Board of Directors' Meetings and Committees

  The Board of Directors of SeaChange held five (5) meetings and acted by unanimous written consent one (1) time during the fiscal year ended January 31, 2001. Each of the directors, other than Mr. Olson who was elected as a director in May 2001, attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees of the Board of Directors on which he then served held during fiscal year 2001.

  SeaChange has a standing Compensation and Option Committee and an Audit Committee. The Compensation and Option Committee, of which Messrs. Hoffmann, Vona and Olson are members, determines the compensation, including stock options, of SeaChange's management and key employees and administers and makes recommendations concerning SeaChange's stock option plans. The Compensation and Option Committee held two (2) meetings and acted by unanimous written consent thirteen (13) times during fiscal year 2001. The Audit Committee of which Messrs. Hoffmann, Vona and Olson are members, oversees financial results and internal controls of SeaChange, including matters relating to the appointment and activities of SeaChange's independent accountants. The Audit Committee held four (4) meetings during fiscal year 2001.

                         Report of the Audit Committee

  The Audit Committee currently consists of Messrs. Hoffmann, Vona and Olson. In addition, prior to his resignation on December 14, 2000 as one of SeaChange's directors, Mr. Paul Saunders also served as a member of the Audit Committee.

  The functions of the Audit Committee are focused on the following areas:

  .  the soundness of SeaChange's internal controls;

  . the reliability and integrity of SeaChange's accounting and financial reporting practices;

  .  the quality and integrity of SeaChange's financial reports;

  . SeaChange's compliance with legal and regulatory requirements and internal policies; and

  . the independence and performance of SeaChange's internal auditors and independent auditors.

  The Audit Committee meets with management periodically to consider the adequacy of SeaChange's internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with SeaChange's independent auditors and with appropriate company financial personnel and internal auditors.

  The Audit Committee regularly meets privately with the independent auditors who have unrestricted access to the Audit Committee.

  The Audit Committee met four (4) times during fiscal year 2001.

  The Audit Committee also recommends to the Board of Directors the appointment of the independent auditors and review periodically their performance and independence from management.

  In addition, the Audit Committee reviews the financing plans of SeaChange and reports recommendations to the full Board of Directors for approval and to authorize action.

  The Directors who serve on the Audit Committee are all "Independent" for purposes of Section 4200(a)(15) of the National Association of Securities Dealers' listing standards. That is, the Board of Directors has determined that none of the members of the Audit Committee has a relationship to SeaChange that may interfere with his independence from SeaChange and its management.

  The Board of Directors has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A.

  Management has primary responsibility for SeaChange's consolidated financial statements and the overall reporting process, including the SeaChange's system of internal controls.

  The independent auditors audit the annual consolidated financial statements prepared by management, express an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of SeaChange in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with SeaChange.

  For fiscal year 2001, the Audit Committee reviewed the audited consolidated financial statements of SeaChange and met with both management and PricewaterhouseCoopers LLP, the company's independent auditors, to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

  The Committee has received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee). These items relate to PricewaterhouseCoopers LLP's independence from SeaChange. The

Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of SeaChange be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2001. The Audit Committee also recommended that PricewaterhouseCoopers LLP be retained as SeaChange's independent accountants for the 2002 fiscal year.

    Respectfully submitted by the Audit Committee of the Board of Directors

                           Carmine Vona, Chairperson
                              Martin R. Hoffmann
                                Thomas F. Olson

Occupations of Directors and Executive Officers

  The following table sets forth for each Class I Director, each Class II Director, each Class III Director and the executive officers of SeaChange, their ages and the positions currently held by each such person with
SeaChange:

          Name           Age                                Position
          ----           ---                                --------
William C. Styslinger,
 III....................  55 President, Chief Executive Officer, Chairman of the Board and Director
William L. Fiedler......  56 Chief Financial Officer, Treasurer, Secretary and Vice President,
                             Finance and Administration
Scott Blais.............  42 Vice President, Customer Services
Jeffrey M. Boone........  37 Vice President, Software Engineering
Edward J. Delaney,
 Jr. ...................  41 Vice President, Marketing
Ira Goldfarb............  43 Vice President, Worldwide Sales
Bruce E. Mann...........  53 Vice President, Network Storage Engineering
Martin R.
 Hoffmann(1)(2).........  69 Director
Thomas F. Olson(1)(2)...  52 Director
Carmine Vona(1)(2)......  63 Director

--------
(1) Member of Compensation and Option Committee.
(2) Member of Audit Committee.

Nominees for Election at the Annual Meeting

  Martin R. Hoffmann has served as Director of SeaChange since January 1995. Mr. Hoffmann currently engages in consulting activities and is pursuing pro bono opportunities. Mr. Hoffmann served as Of Counsel to the Washington D.C. office of Skadden, Arps, Slate, Meagher & Flom LLP from January 1996 until July 2000. From April 1995 to January 1996, Mr. Hoffmann maintained a law practice and business consulting practice. He was a Visiting Senior Fellow at the Center for Policy, Industry and Industrial Development at Massachusetts Institute of Technology from May 1993 to April 1995, prior to which, from April 1989, he served as Vice President and General Counsel for Digital Equipment Corporation. Mr. Hoffmann is a member of the Boards of Directors of Castle Energy Corporation, an oil and gas exploration and production company, and Mitretek Systems, a non-profit technology and services company.

  Thomas F. Olson has served as a Director of SeaChange since May 2001. Mr. Olson has been Chief Executive Officer of National Cable Communications, a company specializing in cable television advertising time sales, since January 1999. From January 1995 to May 1998, Mr. Olson was Managing Partner of National Cable Communications and Chief Executive Officer of Katz Media Group, a radio, broadcast television and cable television national sales representation firm. Mr. Olson was with Katz Media Group for 23 years.

Directors Whose Terms Extend Beyond The Meeting

  William C. Styslinger, III, a founder of SeaChange, has served as the President, Chief Executive Officer and a Director since the inception of SeaChange in July 1993 and as Chairman of the Board since January 1995. Prior to forming SeaChange in 1993, Mr. Styslinger was employed at Digital Equipment Corporation since March 1978, most recently as manager of the Cable Television Business Unit from October 1991 to May 1993. Mr. Styslinger is a member of the Board of Directors of Omtool, Inc., a provider of enterprise client/server facsimile software solutions.

  Carmine Vona has served as a Director of SeaChange since January 1995. Mr. Vona has been President and Chief Executive Officer of Vona Information Systems, Inc., a consulting firm, since June 1996. Prior to that, Mr. Vona was Executive Vice President and Senior Managing Director for worldwide technology at Bankers Trust Co. from November 1969 to June 1996. From August 1986 to June 1996 Mr. Vona was Chairman of BT-FSIS, a software development company and a wholly owned subsidiary of Bankers Trust Co. Mr. Vona is also a member of the Board of Directors of METROSOFT and Intesa E-Lab. METROSOFT is a New Jersey based technology company specializing in applications for the financial industry. Intesa E-Lab is a company based in Milan, Italy, and is responsible for the development of advanced services for Banca Intesa, the largest Italian bank and one of the largest in Europe.

Executive Officers

  Scott Blais has served as Vice President, Customer Services since October 1998. Prior to joining SeaChange, Mr. Blais spent three years holding various positions including Vice President and General Manager at Adra Systems, Inc., a software company. Prior to that, Mr. Blais held the position of Director of Customer Services and Quality Assurance for Keyfile Corporation, a software company.

  Jeffrey M. Boone has served as Vice President, Software Engineering since January 1998. Prior to that, Mr. Boone served as Engineering Manager from June 1996 to December 1997, and as a member of the technical staff of SeaChange from September 1995 to June 1996. Prior to joining SeaChange, Mr. Boone was a Systems Architect at Logica North American, a software consulting company, from June 1994 to September 1995.

  Edward J. Delaney, Jr. joined SeaChange in February 1994 as Vice President, Sales and Marketing and Mr. Delaney has served as Vice President, Marketing since January 1998. Prior to joining SeaChange, Mr. Delaney spent 12 years with Digital Equipment Corporation in a variety of positions, including Marketing and Operations Manager for Digital's Cable Television Business Unit, marketing manager of media products for the Asia/Pacific region, executive assistant to the Vice President of United States Sales, and sales manager.

  William L. Fiedler has served as Chief Financial Officer, Treasurer and Vice President, Finance and Administration since September 1998 and as Secretary since May 2000. Prior to joining SeaChange, Mr. Fiedler served from July 1984 to June 1998 as the Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration of Matrix One, Inc., a developer of product data management systems. Prior to that, Mr. Fiedler served as the Chief Financial Officer of Hendrix Electronics Inc., a developer of text processing and graphics publishing systems, and had also held controllership positions at Bose Corporation and GTE Sylvania.

  Ira Goldfarb has served as Vice President, Worldwide Sales since January 1998. Prior to that, Mr. Goldfarb served as Vice President, U.S. Systems Sales from August 1997 to January 1998, as Vice President, Eastern Region from January 1997 to August 1997, and as Vice President, Central Region, from August 1994 to January 1997. Prior to joining SeaChange, Mr. Goldfarb held several sales management positions at Digital Equipment Corporation from September 1983 to July 1994.

  Bruce E. Mann joined SeaChange in September 1994 as Vice President, Network Storage Engineering. Mr. Mann is also President of SeaChange Systems, Inc., a subsidiary of SeaChange which develops and manufactures video server-based products. Prior to joining SeaChange, Mr. Mann served as Director of Engineering at Ungermann-Bass, Inc., a subsidiary of Tandem Computers Inc., from March 1993 to September 1994. Prior to that, from September 1976 to March 1993, Mr. Mann was an engineer at Digital Equipment Corporation, most recently as Senior Consulting Engineer.

  Executive officers of SeaChange are appointed by, and serve at the discretion of, the Board of Directors, and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of SeaChange.

Certain Relationships and Related Transactions

  SeaChange has adopted a policy that all transactions between SeaChange and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to SeaChange than could be obtained from unaffiliated third parties.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of SeaChange common stock as of May 25, 2001 by:

  . each person or entity who is known by SeaChange to beneficially own more than 5% of the common stock of SeaChange;

  .  each of the directors and named executive officers of SeaChange; and

  .  all of the directors and executive officers of SeaChange as a group.

  Except as indicated below, none of these entities has a relationship with SeaChange. Unless otherwise indicated, the address of each person or entity named in the table is c/o SeaChange International, Inc., 124 Acton Street, Maynard, Massachusetts 01754, and each person or entity has sole voting power and investment power (or shares such power with his or her spouse), with respect to all shares of capital stock listed as owned by such person or entity.

  The number and percentage of shares beneficially owned is determined in accordance with the rules of the Securities and Exchange Commission, and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares of common stock underlying options or warrants that are exercisable by that person within 60 days of May 25, 2001. However, these shares underlying options or warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated in the footnotes, each person has sole voting and investment power, (or shares such powers with his or her spouse,) with respect to the shares shown as beneficially owned. Percentage of beneficial ownership is based on 22,839,055 shares of SeaChange common stock outstanding as of May 25, 2001 and assumes the conversion of all outstanding shares of our convertible preferred stock into shares of common stock.

                                                          Amount and Percent of
                                                          Nature of    Common
                                                          Beneficial    Stock
        Name                                              Ownership  Outstanding
        ----                                              ---------- -----------
William C. Styslinger, III(1)............................ 2,238,275      8.9%
William L. Fiedler(2)....................................    71,522        *
Scott Blais(3)...........................................    19,052        *
Jeffrey M. Boone(4)......................................    91,652        *
Edward J. Delaney, Jr.(5)................................ 1,364,742      5.6%
Ira Goldfarb(6)..........................................   122,461        *
Martin R. Hoffmann(7)....................................   203,334        *
Bruce E. Mann(8).........................................   371,247      1.6%
Thomas F. Olson..........................................         0        *
Carmine Vona(9)..........................................    30,306        *
Credit Suisse Asset Management, LLC
 466 Lexington Avenue
 New York,New York 10017................................. 1,202,255      5.0%
All executive officers and directors as a group
 (10 persons)(10)........................................ 4,512,591     16.5%

--------
  * Less than 1%
 (1) Includes 225,000 shares of Common Stock owned by Merrill Lynch, Trustee f/b/o William C. Styslinger, III, IRA. Excludes (i) 96,429 shares of Common Stock owned by Thomas and Emily Franeta as Trustees of The Styslinger Family Trust; (ii) 10,417 shares of Common Stock held by Thomas Franeta as Custodian for Kimberly J. Styslinger; and (iii) 75,000 shares of Common Stock owned by his wife, Joyce Styslinger. Mr. Styslinger disclaims beneficial ownership of the shares held by The Styslinger Family Trust, by Thomas Franeta as Custodian for Kimberly J. Styslinger and by his wife, Joyce Styslinger. Includes 2,750 shares of Common Stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 25, 2001.

 (2) Includes 6,524 shares of Common Stock issuable pursuant to outstanding options that may be exercised within 60 days of May 25, 2001.
 (3) Includes 699 shares of Common Stock issuable pursuant to outstanding options that may be exercised within 60 days of May 25, 2001.
 (4) Includes 1,685 shares of Common Stock issuable pursuant to outstanding options that may be exercised within 60 days of May 25, 2001.
 (5) Includes (i) 540,000 shares of Common Stock held by The Delaney Family Limited Partnership of which Mr. Delaney is both a general and a limited partner; and (ii) 1,599 shares of Common Stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 25, 2001. Excludes (i) 206,760 shares of Common Stock held by Merrill Lynch, Trustee f/b/o Kathryn H. Delaney, IRA; (ii) 1,700 shares of Common Stock owned by Mr. Delaney's son, Joseph; and (iii) 1,700 shares of Common Stock owned by Mr. Delaney's daughter, Mary. Mr. Delaney disclaims beneficial ownership of the shares held by Merrill Lynch and his children.
 (6) Includes 1,626 shares of Common Stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 25, 2001.
 (7) Includes 1,254 shares of Common Stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 25, 2001.
 (8) Includes (i) 1,599 shares of Common Stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 25, 2001. Excludes an aggregate of 23,824 shares of Common Stock held by Mr. Mann's three children. Mr. Mann disclaims beneficial ownership of those shares held by his children.
 (9) Includes 1,254 shares of Common Stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 25, 2001.
(10) Includes 18,990 shares of Common Stock issuable pursuant to outstanding stock options that may be exercised within 60 days of May 25, 2001.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

  The following table sets forth summary information concerning the compensation SeaChange paid for services rendered during the fiscal year ended January 31, 2001, the one-month period ended January 31, 2000, and the preceding two fiscal years ended December 31, 1999 and 1998, respectively, by its chief executive officer and each of its four other most highly compensated executive officers who serve as of January 31, 2001. This presentation reflects the change on April 14, 2000 in SeaChange's fiscal year-end from December 31 to January 31. In addition, the disclosure regarding Mr. Fiedler for the fiscal year ended December 31, 1998 reflects the fact that he began employment with SeaChange in September 1998.

                          SUMMARY COMPENSATION TABLE

                                                                    Long-Term
                                                 Annual          Compensation(2)
                                             Compensation(1)         Awards
                                         ----------------------- ---------------
                                                                   Securities
                                                                   Underlying
      Name and Principal Position        Period  Salary   Bonus    Options(#)
      ---------------------------        ------ -------- ------- ---------------
William C. Styslinger, III.............   2001  $217,372     --       41,000
 President and Chief Executive Officer    2000    15,545     --          --
                                          1999   184,108     --       30,000
                                          1998   174,509     --        6,000

William L. Fiedler.....................   2001  $194,258 $22,862      32,400
 Chief Financial Officer, Treasurer and   2000    15,750   7,291         --
 Vice President, Finance and              1999   179,398  20,000      15,000
 Administration                           1998    55,080     --      112,500

Edward J. Delaney, Jr..................   2001  $169,820 $19,800      32,400
 Vice President, Marketing                2000    13,736   2,088         --
                                          1999   154,071     --        7,500
                                          1998   147,388     --        6,000

Bruce E. Mann..........................   2001  $188,858 $30,329      78,000
 Vice President, Network Storage          2000    15,580     --          --
 Engineering                              1999   173,852  15,739       7,500
                                          1998   165,674     --        6,000

Ira Goldfarb...........................   2001  $298,510 $   --       32,400
 Vice President, Worldwide Sales          2000    10,417     --          --
                                          1999   232,373     --        7,500
                                          1998   216,384     --       16,050

--------
(1) The compensation described in this table does not include medical and group life insurance or other benefits received by the Named Officers which are available generally to all salaried employees of SeaChange and certain perquisites and other personal benefits, securities or property received by the Named Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary disclosed in this table.
(2) Represents stock options granted under SeaChange's Amended and Restated 1995 Stock Option Plan. SeaChange did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during fiscal years 2001, 1999 and 1998.

Option Grants in Last Fiscal Year

                             OPTION GRANTS IN 2001

  The following table sets forth information as to stock options granted to each of our named executive officers during the fiscal year ended January 31, 2001 under SeaChange's Amended and Restated 1995 Stock Option Plan. No stock options were granted in the one month period ending January 31, 2000 to our named executive officers. All options listed below were granted under SeaChange's Amended and Restated 1995 Stock Option Plan and vest 20% on the first anniversary of the date of grant and 5% each quarter thereafter.

  The percentage of total options granted to SeaChange employees in the fiscal year ended January 31, 2001 is based on options granted during that period to purchase an aggregate of 1,022,717 shares.

  Amounts that may be realized upon exercise of the options immediately before the expiration of their term, assuming the specified compound rates of appreciation (5% and 10%) on the market value of the common stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect SeaChange's estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of exercise and the future performance of the common stock. However, the rates of appreciation assumed in this table may not be realized or the amounts reflected may not be received by the individuals.

                                                                        Potential Realizable
                                                                          Value At Assumed
                                                                           Annual Rates of
                            No. of    Percent of                             Stock Price
                          Securities Total Options Exercise               Appreciation for
                          Underlying  Granted to    or Base                  Option Term
                           Options     Employees   Price Per Expiration ---------------------
    Name                   Granted      in Year      Share      Date        5%        10%
    ----                  ---------- ------------- --------- ---------- --------- -----------
William C. Styslinger,      41,000       4.01%      $26.75     5/24/10   $690,953  $1,743,833
 III....................

William L. Fiedler......     7,668       0.75%      $34.00     4/14/10  $ 164,249 $   414,532
                            10,332       1.01%      $26.75     5/24/10   $174,120 $   439,446
                            14,400       1.41%      $23.31    11/30/10   $211,468 $   533,706

Edward J. Delaney, Jr...     7,668       0.75%      $34.00     4/14/10   $164,249 $   414,532
                            10,332       1.01%      $26.75     5/24/10   $174,120 $   439,446
                            14,400       1.41%      $23.31    11/30/10   $211,468 $   533,706

Bruce E. Mann...........     7,668       0.75%      $34.00     4/14/10   $164,249  $  414,532
                            10,332       1.01%      $26.75     5/24/10   $174,120  $  439,446
                            60,000       5.87%      $23.31    11/30/10   $881,118  $2,223,774

Ira Goldfarb............     7,668       0.75%      $34.00     4/14/10   $164,249 $   414,532
                            10,332       1.01%      $26.75     5/24/10   $174,120 $   439,446
                            14,400       1.41%      $23.31    11/30/10   $211,468 $   533,706

Option Exercises and Fiscal Year-End Values

  The following table sets forth as of January 31, 2001 information with respect to options to purchase common stock granted under SeaChange's Amended and Restated 1995 Stock Option Plan to its named executive officers.

  The value of unexercised in-the-money options as of January 31, 2001 is based on the difference between the option exercise price and the fair market value of SeaChange's common stock at January 31, 2001, the company's fiscal year-end ($26.453 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                  YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                    Number of Securities             Value of
                                                   Underlying Unexercised           Unexercised
                            Shares                       Options at            In-the-Money Options
                          Acquired on   Value         January 31, 2001          at January 31, 2001
    Name                   Exercise    Realized  Exercisable/ Unexercisable Exercisable/ Unexercisable
    ----                  ----------- ---------- -------------------------- ---------------------------
William C. Styslinger,
 III....................    40,500    $1,007,438       28,597/56,403        $  316,159.70/$  427,880.35
William L. Fiedler......    11,500       410,500       69,784/99,486        $1,469,409.31/$1,601,406.01
Edward J. Delaney, Jr...    31,575       785,428        7,049/37,776        $  51,838.35/$   205,066.13
Bruce E. Mann...........       --            --        13,499/18,501        $  181,441.58/$  348,272.93
Ira Goldfarb............       --            --        19,456/42,494        $  269,256.00/$  258,865.00

Compensation and Option Committee Report

To Our Stockholders:

  SeaChange's executive compensation program is administered by the Compensation and Option Committee of the Board of Directors, which is comprised entirely of non-employee directors. Pursuant to authority delegated by the Board of Directors, the Compensation and Option Committee is responsible for reviewing and administering the company's stock ownership plans and reviewing and approving compensation for the executive officers of SeaChange.

  SeaChange's executive compensation program is designed to provide levels of compensation that assist the company in attracting, motivating and retaining qualified executive officers and aligning the financial interests of the executive officers and other employees of SeaChange with those of its stockholders by providing a competitive compensation package based on corporate and individual performance. Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and long-term incentive awards in the form of stock option grants. SeaChange has not historically awarded annual cash incentive bonuses. The compensation program is also comprised of various benefits, including medical and insurance plans, and the 1996 Employee Stock Purchase Plan and 401(k) profit sharing plan, which plans are generally available to all employees of SeaChange.

 Base Salary

  Base salary compensation levels for each of the executive officers of SeaChange, including the Chief Executive Officer, are generally set within the range of base salaries that the Compensation and Option Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at comparable companies. In setting compensation levels, the Compensation and Option Committee generally takes into account such factors as
(i) the company's past operating and financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation and Option Committee does not assign relative weights or rankings to these factors, but instead makes determinations based upon the consideration of all of these factors as well as the progress made with respect to the long-term goals and strategies of SeaChange.

 Incentive Compensation

  SeaChange has not historically awarded annual cash bonuses to its executive officers. However, in fiscal year 2001, SeaChange awarded a bonus in the aggregate amount of $98,328 to its executive officers.

 Stock Options

  Stock options are the principal vehicle used by SeaChange to provide long-term incentive-based compensation to improve its operating and financial performance and to support the recruitment, motivation and retention of key professional and managerial personnel. SeaChange's stock option plans are administered by the Compensation and Option Committee. To date, the Compensation and Option Committee has not granted stock options at less than fair market value.

  Stock options are granted from time to time to eligible employees based upon SeaChange's overall financial performance and their contribution thereto. Stock options are designed to align the interests of SeaChange's executive officers and other employees with those of its stockholders by encouraging them to enhance the value of the company, the price of the Common Stock and, hence, the stockholders' return. In addition, the vesting of stock options over a period of time is designed to defer the receipt of compensation by the option holder, thus creating an incentive for the individual to remain with SeaChange. SeaChange periodically grants new options to provide continuing incentives for future performance.

  During the fiscal year ended January 31, 2001, options to purchase an aggregate of 109,000 shares of Common Stock were granted to the executive officers of SeaChange, including the Chief Executive Officer. Such grants were made in recognition of the executive officers' contributions to fiscal year 2001 company performance and as an incentive for future performance.

 Other Benefits

  SeaChange also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. SeaChange offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) profit sharing plan, which permits employees to invest in a choice of mutual funds on a pre-tax basis. SeaChange also maintains medical, disability and life insurance plans and other benefit plans for its employees.

 Tax Deductibility of Executive Compensation

  In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), SeaChange cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation and Option Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation and Option Committee's present intention that, for so long as it is consistent with its overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code.

                    The Compensation and Option Committee:

                        Martin R. Hoffmann, Chairperson
                                Thomas F. Olson
                                 Carmine Vona

Compensation Committee Interlocks and Insider Participation

  The Compensation and Option Committee consists of Messrs. Hoffmann, Vona and Olson. In addition, prior to his resignation on December 14, 2000 as one of SeaChange's directors, Mr. Paul Saunders also served as a member of the Compensation and Option Committee. No person who served as a member of the Compensation and Option Committee was, during the past fiscal year, an officer or employee of SeaChange or any of its subsidiaries, was formerly an officer of SeaChange or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of SeaChange served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of SeaChange.

Compensation of Directors

  During the fiscal year ended January 31, 2001, directors who were employees of SeaChange received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings. In fiscal year 2001, SeaChange paid directors who are not employees of the company a fee of $1,000 for each meeting of the Board of Directors that they attended in person and such directors were reimbursed for their reasonable out-of-pocket expenses incurred in attending such meetings. Mr. Hoffmann was paid a fee of $1,000 in fiscal year 2001 in his capacity as a director of SeaChange. Each non-employee director is also entitled to participate in SeaChange's 1996 Non-Employee Director Stock Option Plan. In addition, in May 2000, each of Messrs. Hoffmann and Vona were granted an option to purchase 10,000 shares of Common Stock and in May 2001, Mr. Olson was granted an option to purchase 5,000 shares of Common Stock, all such grants being under SeaChange's Amended and Restated 1995 Stock Option Plan.

Stock Performance Graph

  The following graph compares the change in the cumulative total stockholder return on SeaChange's Common Stock during the period from the Company's initial public offering through January 31, 2001, with the cumulative total return on the Center for Research in Securities Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. Companies) and a SIC Code Index based on the Company's SIC Code. The comparison assumes $100 was invested on November 5, 1996 in the Company's Common Stock at the $12.50 closing price on the date of the Company's initial public offering and in each of the foregoing indices and assumes reinvestment of dividends, if any.

  The following graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of SeaChange under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. The stock price performance shown on the following graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Richmond, Virginia, a source believed to be reliable, but SeaChange is not responsible for any errors or omissions in such information.

                                  Comparison of Cumulative Total Return
                               Among SeaChange International, Inc., Nasdaq
                                 National Market Index and SIC Code Index

                                                      FISCAL YEAR ENDING
COMPANY/INDEX/MARKET   11/05/1996  12/31/1996  12/31/1997  12/31/1998  12/31/1999  1/31/2000  1/31/2001
SeaChange
   International         100.00      136.00       38.00       32.67      282.86      304.85     211.52
Radio, TV
   Communication Equip   100.00      118.13      115.32      124.70      472.93      413.78     271.36
NASDAQ Market Index      100.00      105.97      129.63      182.83      322.47      311.81     223.25

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
C. The Index level for all series was set to 100.0 on November 5, 1996.

                                  PROPOSAL II

             PROPOSAL TO APPROVE AN INCREASE IN AUTHORIZED SHARES
                        UNDER THE AMENDED AND RESTATED
                            1995 STOCK OPTION PLAN

  The stockholders are being asked to approve an increase in the number of shares of common stock available for issuance under SeaChange's Amended and Restated 1995 Stock Option Plan (the "1995 Plan") from 4,800,000 shares to 9,200,000 shares. In May 2001, the Board of Directors approved the amendment to the 1995 Plan to increase the aggregate number of shares of common stock reserved for issuance thereunder by 4,400,000 shares to 9,200,000 shares. Attached to this Proxy Statement as Appendix B is a copy of the 1995 Plan.

  SeaChange's 1995 Stock Option Plan was originally adopted by the Board of Directors in September 1995 and approved by the company's stockholders in October 1995. The 1995 Plan was adopted by the Board in September 1996 and approved by the stockholders in September 1996. Under the terms of the 1995 Plan, SeaChange is authorized to grant incentive stock options ("ISOs") to employees or any present or future parent or subsidiary of SeaChange (collectively, "Related Corporations") and non-qualified stock options to any employee officer or director (whether or not also an employee) or consultant of SeaChange or any Related Corporation. The aggregate number of shares of common stock that currently may be issued pursuant to the 1995 Plan is 4,800,000.

  As of May 25, 2001, options to purchase 3,528,902 shares of Common Stock granted under the 1995 Plan were outstanding, 1,271,098 shares remained available for future option grants and options covering 1,025,967 shares had been exercised. The closing price of the Company's Common Stock on the Record Date was $20.370 per share.

  The following table sets forth as of the Record Date, all stock options granted under the 1995 Plan since its inception to (i) each of the named executive officers of SeaChange; (ii) all current executive officers as a group, (iii) all employees, including all current officers who are not executive officers; as a group, and (iv) each person who has received five percent or greater of the options granted under the 1995 Plan.

                                                                      Number of
                                Name                                   Options
                                ----                                  ---------
William C. Styslinger, III...........................................   125,500
 President, Chief Executive Officer and Chairman of the Board

William L. Fiedler...................................................   159,900
 Chief Financial Officer, Secretary Treasurer and Vice President,
 Finance and Administration

Edward J. Delaney, Jr. ..............................................    76,400
 Vice President, Marketing

Bruce E. Mann........................................................    99,500
 Vice President, Network Storage Engineering

Ira Goldfarb.........................................................    61,950
 Vice President, Worldwide Sales

All Current Executive Officers as a Group (5 Persons)................   523,250


All Employees who are not Executive Officers as a Group.............. 5,687,239

  SeaChange's future performance depends to a significant extent on its ability to recruit, retain and motivate both capable senior executives and highly skilled technical, managerial and sales people. Competition for qualified employees is intense and is likely to intensify further. SeaChange relies on stock options as an essential part of the compensation packages necessary to attract and retain experienced officers and employees and to motivate employees to maximize stockholder value. The Board of Directors of SeaChange believes that the proposed increase in the number of shares available under the 1995 Plan is essential to permit SeaChange to continue to provide long-term, equity-based incentives to present and future key employees.

  Approval of the proposal to increase the number of shares of Common Stock to be reserved for issuance under the 1995 Plan from 4,800,000 shares to 9,200,000 shares will require an affirmative vote of a majority of the shares of Common Stock of SeaChange represented in person or by proxy at the Annual Meeting. Abstentions will be counted toward the number of shares represented and voting at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S 1995 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER FROM 4,800,000 TO 9,200,000 SHARES.

  Below is a summary description of the principal provisions of the 1995 Plan. The description is not necessarily complete and is qualified in its entirety by reference to the full text of the 1995 Plan, which is attached to this Proxy Statement as Appendix B.

Description of the 1995 Plan

  The purpose of the 1995 Plan is to provide incentives to officers and other employees of SeaChange and any present or future subsidiaries of SeaChange (collectively, "Related Corporations") by providing them with opportunities to purchase stock of SeaChange pursuant to options which qualify as incentive stock options ("ISO" or "ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1995 Plan also provides for the issuance of options to consultants, employees, officers and directors of SeaChange and Related Corporations which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"). ISOs and Non-Qualified Options are sometimes referred to individually as an "Option" and collectively as "Options."

 Administration

  The Compensation and Option Committee of the Board of Directors of SeaChange administers the 1995 Plan. During the fiscal year ended January 31, 2001, the Compensation and Option Committee was comprised of Messrs. Hoffmann and Vona, each a non-employee director of the Company. In addition, prior to his resignation on December 14, 2000 as one of SeaChange's directors, Mr. Paul Saunders also served as a member of the SeaChange Compensation and Option Committee. In May 2001, Mr. Thomas Olson became a director of SeaChange and a member of the SeaChange Compensation and Option Committee.

  Subject to the terms of the 1995 Plan, the Compensation and Option Committee has the authority to determine the persons to whom Options shall be granted (subject to certain eligibility requirements for grants of ISOs) and the terms of the Options granted, including (a) the number of shares subject to each grant, (b) when the Option becomes exercisable, (c) the per share exercise price, (d) the duration of the Option, (e) the time, manner and form of payment upon the exercise of an Option and (f) other terms and provisions governing the Options. The interpretation and construction by the Compensation and Option Committee of any provision of the 1995 Plan or of any Option granted under the 1995 Plan shall be final unless otherwise determined by the Board of Directors.

 Eligible Employees and Others

  Subject to certain limitations, ISOs under the 1995 Plan may be granted to any employee of SeaChange or any Related Corporation. Only those officers and directors of SeaChange who are employees may be granted ISOs under the 1995 Plan. In no event may the aggregate fair market value (determined on the date of grant of an ISO) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) exceed $100,000. Non-Qualified Options may be granted to any director, officer, employee or consultant of SeaChange or any

Related Corporation. No employee of SeaChange or any Related Corporation shall be granted Options to acquire, in the aggregate, more than 2,047,500 shares of Common Stock under the 1995 Plan during any fiscal year of the Company. As of the Record Date, 454 employees are eligible to participate in the 1995 Plan.

 Granting of Options, Prices and Duration.

  Options may be granted under the 1995 Plan at any time prior to August 24, 2005. Pursuant to the 1995 Plan, ISOs cannot be granted at prices less than the fair market value of the Common Stock on the date of grant as determined in good faith by the Board of Directors (or less than 110% of the fair market value in the case of ISOs granted to an employee or officer holding 10% or more of the voting stock of SeaChange). The exercise price per share of Non-Qualified Options granted under the 1995 Plan cannot be less than the minimum legal consideration required under applicable state law.

  The 1995 Plan provides that each Option shall expire on the date specified by the Compensation and Option Committee, but not more than ten years from its date of grant in the case of ISOs and ten years and one day in the case of Non-Qualified Options. However, to qualify as an ISO, an ISO granted to an employee owning more than 10% of the total combined voting power of all classes of stock of SeaChange or any Related Corporation must expire five years from the date of grant.

 Exercise of Options

  Each Option granted under the 1995 Plan is exercisable as follows:

    A. The Option is either fully exercisable at the time of grant or becomes exercisable in such installments as the Compensation and Option Committee may specify.

    B. Once an installment becomes exercisable it remains exercisable until expiration or termination of the Option, unless otherwise specified by the Compensation and Option Committee.

    C. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

    D. The Compensation and Option Committee has the right to accelerate the date of exercise of any installment (subject to the $100,000 per year limit on the fair market value of Common Stock subject to ISOs granted to any employee that become exercisable in any calendar year).

  Exercise of an Option under the 1995 Plan is effected by a written notice of exercise delivered to SeaChange at its principal office together with payment for the shares in full in cash or by check, or at the discretion of the Compensation and Option Committee, (a) through delivery of shares of Common Stock having fair market value equal as of the date of exercise to the cash exercise price of the Option, (b) by delivery of the optionee's personal recourse note, or (c) by delivery of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option by the optionee's broker or selling agent. Such written notice will also identify the Option being exercised and specify the number of shares as to which the Option is being exercised.

 Effect of Termination of Employment, Death or Disability

  If an ISO optionee ceases to be employed by the Company other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and the ISOs will terminate after the passage of 3 months from the date of termination of employment (but not later than their specified expiration dates), except to the extent that such ISOs have been converted into Non-Qualified Options. Employment will be considered as continuing uninterrupted during any bona fide leave of absence (including illness, military obligations or governmental service) provided that such leave does not exceed 90 days or, if longer, any period during which the employee's right to re-employment is guaranteed by statute or by contract.

  If an optionee dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of death, by the optionee's estate, personal representative or beneficiary who acquires the ISO by will or by the laws of descent and distribution, at any time within 180 days from the date of the optionee's death (but not later than the specified expiration date of the ISO). If an ISO optionee ceases to be employed by SeaChange by reason of his or her disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise any ISO held by him or her on the date of termination of employment, to the extent exercisable on that date, at any time within 180 days from the date of termination of employment (but not later than the specified expiration date of the ISO).

  Non-Qualified Options are subject to such termination and cancellation provisions as may be determined by the Compensation and Option Committee.

 Non-Assignability of Options

  No ISO shall be assignable or transferable by an optionee except by will, or by the laws of descent and distribution, and during his or her lifetime only the optionee may exercise such option. Options other than ISOs shall be transferable to the extent set forth in the agreement relating to such Option.

 Miscellaneous

 Optionees are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. The Board of Directors may from time to time adopt amendments, certain of which are subject to shareholder approval, and may terminate the 1995 Plan at any time (although such action shall not affect Options previously granted). Unless terminated sooner, the 1995 Plan will expire on August 24, 2005.

  The proceeds received by SeaChange from the sale of shares pursuant to the 1995 Plan are to be used for general corporate purposes. SeaChange's obligation to deliver shares is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares. The exercise of Non-Qualified Options for less than fair market value may require the holder to recognize ordinary income and pay additional withholding taxes in respect of such income, and the Compensation and Option Committee may condition the grant or exercise of an Option on the payment to SeaChange of such taxes. An employee is required to notify SeaChange in the event that he or she disposes of shares acquired on the exercise of an ISO prior to the later of two years from the date of grant or one year from the date of exercise of the ISO.

 Federal Income Tax Consequences

  The following discussion of United States federal income tax consequences of the issuance and exercise of Options granted under the 1995 Plan, and of certain other rights granted under the 1995 Plan, is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of the 1995 Plan or of the requirements that must be met in order to qualify for the described tax treatment.

  A. Incentive Stock Options. The following general rules are applicable under current Federal income tax law for ISOs granted under the 1995 Plan.

    1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding Federal tax deduction is allowed to SeaChange upon either grant or exercise of an ISO.

    2. If shares acquired upon exercise of an ISO are not disposed of within
  (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

    3. If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or
  (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

    4. In any year that an optionee recognizes compensation income as the result of a Disqualifying Disposition of stock acquired by exercising an ISO, SeaChange generally should be entitled to a corresponding deduction for Federal income tax purposes.

    5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

    6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

    7. An optionee may be entitled to exercise an ISO by delivering shares of SeaChange's Common Stock to SeaChange in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

    8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

    9. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  B. Non-Qualified Options. The following general rules are applicable under current federal income tax law to Non-Qualified Options granted under the 1995
Plan:

    1. The optionee generally does not realize any taxable income upon the grant of a Non-Qualified Option, and SeaChange is not allowed a federal income tax deduction by reason of such grant.

    2. The optionee generally will recognize ordinary compensation income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. SeaChange may require the optionee to make appropriate arrangements for the withholding of taxes on this amount.

    3. When the optionee sells the shares acquired pursuant to a Non-Qualified Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

    4. SeaChange generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes compensation income.

    5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of SeaChange's Common Stock to SeaChange in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

    6. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

                                  ACCOUNTANTS

  The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent accountants, to serve as auditors for the fiscal year ending January 31, 2002. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1993. It is expected that a member of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

  The following table details aggregate fees billed for fiscal year 2001 to SeaChange for (i) professional services rendered for the audit of the annual consolidated financial statements of SeaChange for fiscal year 2001 and the reviews of SeaChange's quarterly consolidated financial statements; (ii) financial information systems design and implementation; and (iii) all other services.

             Services                                    Aggregate Fees Billed
             --------                                    ---------------------
   Audit................................................       $186,500
   Financial Information System Design and
    Implementation......................................       $     --
   Other*...............................................       $398,200

--------
* Includes fees billed for the audit of SeaChange's pensions and savings plans, tax services and SeaChange's equity offering and related SEC filings.

  The Audit Committee of the Board of Directors has considered whether the provision of the services by PricewaterhouseCoopers LLP covered by the caption "Other" in the above-table is compatible with PricewaterhouseCoopers LLP independence and has concluded that it is.

                               VOTING PROCEDURES

  The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

  Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The two (2) nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected as Class II Directors for a three-year term. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for such nominee will not be counted toward such nominee's achievement of a plurality.

  Other Matters. For all other matters being submitted to the stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Abstentions, as well as broker "non-votes" are not considered to have been voted for this matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received no later than the close of business on February 14, 2002 at the Company's principal executive offices in order to be included in the SeaChange proxy statement for that meeting. Under the By-Laws of SeaChange, stockholders who wish to make a proposal at the 2002 Annual Meeting--other than one that will be included in SeaChange's proxy materials--must notify SeaChange no earlier than April 19, 2002 and no later than May 19, 2002. If a stockholder who wishes to present a proposal fails to notify SeaChange by May 19, 2002, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the by-laws of SeaChange, the proposal is brought before the meeting, then under the SEC's proxy rules the proxies solicited by management with respect to the 2002 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.

                           EXPENSES AND SOLICITATION

  All costs of solicitation of proxies will be borne by SeaChange. In addition to solicitations by mail, certain of SeaChange's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and SeaChange will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of SeaChange may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. SeaChange has retained ChaseMellon Shareholder Services, L.L.C. of East Hartford, Connecticut to assist in the solicitation of proxies at a cost estimated not to exceed $7,500.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires SeaChange's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended January 31, 2001 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all
Section 16(a) filing requirements in the fiscal year ended January 31, 2001, except that Mr. Blais failed to timely report four transactions, Mr. Delaney failed to timely report four transactions, and Mr. Styslinger failed to timely report one transaction.

                                                                     Appendix A

                         SEACHANGE INTERNATIONAL, INC.

                            Audit Committee Charter

A. PURPOSE AND SCOPE

  The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public, and (ii) the Corporation's internal financial and accounting controls.

B. COMPOSITION

  The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of The NASDAQ National Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

  All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

  The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

  The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. RESPONSIBILITIES AND DUTIES

  To fulfill its responsibilities and duties the Committee shall:

 Document Review

    1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

    2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

    3. Take steps designed to insure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

 Independent Accounting Firm

    4. Recommend to the Board of Directors the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

    5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

    6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

    7. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

    8. Evaluate the performance of the independent accounting firm and recommend to the Board of Directors any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

 Financial Reporting Processes

    9. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

 Compliance

    10. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

 Reporting

    11. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee itself to plan or conduct audits or itself to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                                                                     Appendix B

                         SEACHANGE INTERNATIONAL, INC.

                             AMENDED AND RESTATED

                               ----------------

                            1995 STOCK OPTION PLAN*

                               ----------------

  1. Purpose. The purpose of this Amended and Restated 1995 Stock Option Plan (the "Plan") is to encourage employees of SeaChange International, Inc. (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations"), and other individuals who render services to the Company or a Related Corporation, by providing opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") and options which do not qualify as ISOs ("Non-Qualified Options"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

  2. Administration of the Plan.

    A. Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee").Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options) Non-Qualified Options may be granted; (ii) determine the time or times at which Options shall be granted; (iii) determine the exercise price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and the nature of such restrictions, if any; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

    B. Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts by a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee (if consistent with applicable state law), shall constitute the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.
--------
* Numbers used herein reflect the amendment to the 1995 Plan approved by the Board of Directors in April 2000 and May 2001.

    C. Grant of Options to Board Members. Options may be granted to members of the Board. All grants of Options to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible to receive grants of Options pursuant to the Plan or (ii) have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Options, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Options.

    D. Performance-Based Compensation. The Board, in its discretion, may take such action as may be necessary to ensure that Options granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Options granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Options to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such Options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and (iii) Options granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Option or the disposition of Common Stock acquired pursuant to such Option, to constitute Performance-Based Compensation.

  3. Eligible Employees and Others. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option. The granting of any Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Options.

  4. Stock. The stock subject to Options shall be authorized but unissued shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 9,200,000, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall again be available for grants of Options under the Plan.

  No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 2,047,500 shares of Common Stock under the Plan during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

  5. Granting of Options. Options may be granted under the Plan at any time after August 25, 1995 and prior to August 24, 2005. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

  6. Minimum Option Price; ISO Limitations.

    A. Price for Non-Qualified Options. Subject to Paragraph 2D (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

    B. Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

    C. $100,000 Annual Limitation on ISO Vesting. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

    D. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

  7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

  8. Exercise of Option. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

    A. Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

    B. Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

  C. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

  D. Acceleration of Vesting. The Committee shall have the right to accelerate the date on which any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

  9. Termination of Employment. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate after the passage of three months from the date of termination of his or her employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any optionee the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

  10. Death; Disability.

    A. Death. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee's death.

    B. Disability. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

  11. Assignability. No ISO shall be assignable or transferable by the optionee except by will, or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by such optionee. Options other than ISOs shall be transferable to the extent set forth in the agreement relating to such Option.

  12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

  13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

    A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

    B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

    C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

    D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

    E. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

    F. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

    G. Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

    H. Adjustments. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

  14. Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code,
(d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of
(a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

  15. Term and Amendment of Plan. The 1995 Stock Option Plan was adopted by the Board on August 25, 1995 and approved by the stockholders of the Company on October 23, 1995. This Plan was adopted by the Board on September 6, 1996 and approved by the stockholders of the Company in September 1996. This Plan was amended by the Board of Directors on April 20, 2000 and by the stockholders of the Company on May 24, 2000. This Plan was further amended by the Board of Directors on May 24, 2001 and such amendment shall be effective, provided stockholder approval thereof is obtained within one year from such date. The Plan shall expire at the end of the day on August 24, 2005 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of an optionee, without such optionee's consent, under any Option previously granted to such optionee.

  16. Modifications of ISOs; Conversion of ISOs into Non-Qualified
Options. Subject to Paragraph 13D, without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO

(including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action, the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

  17. Application Of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

  18. Notice to Company of Disqualifying Disposition. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised.

  19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the transfer of a Non-Qualified Stock Option pursuant to an arm's-length transaction, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of a Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the transfer of a Non-Qualified Stock Option, or (iii) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the optionee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the optionee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the optionee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

  20. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

  Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by optionees in connection with the Plan.

  21. Governing Law. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the Commonwealth of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                         SEACHANGE INTERNATIONAL, INC.

          Annual Meeting of Stockholders to be held on July 17, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints William C. Styslinger, III and William L. Fiedler and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of SeaChange International, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on July 17, 2001, at 9:30 a.m. local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 31, 2001, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.


                               SEE REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR THE PROPOSAL IN ITEM 2.

[X] Please mark votes as in this example

1.  To elect two (2) Class II Directors to serve for a
 three year term.
 .
Nominee:  Martin R. Hoffmann
     For            Withheld
     [_]             [_]

_______________________
 For the nominee except as noted above

Nominee:  Thomas F. Olson
     For            Withheld
     [_]             [_]

_______________________
 For the nominee except as noted above

 2. To increase the number of shares
 shares of Common Stock available for issuance under the Amended and Restated 1995 Stock
 Option Plan, from 4,800,000 shares to 9,200,000 shares.

     For     Against    Withheld
     [_]      [_]        [_]


[_] MARK HERE FOR ADDRESS CHANGE
AND NOTE BELOW

_________________________________
_________________________________
_________________________________

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A Company or partnership must sign its full name by authorized person.

__________________________________________
       Signature of Stockholder

Date:_________________________________, 2001

__________________________________________
       Signature if held jointly

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

I/We will attend the meeting.  [_] YES   [_] NO